REVOLVING CREDIT LOAN AGREEMENT



Agricultural Production Credit Association ("Lender")

Pilgrim's Pride Corporation ("Borrower")

March 27, 1995

TABLE OF SCHEDULES

     Schedule 1.01  Description of Land included in Collateral

     Schedule 5.06  Litigation and Related Proceedings

     Schedule 5.18  ERISA Matters

     Schedule 5.20  Corporate and Trade or Fictitious Names

     Schedule 5.22  Investments

     Schedule 5.27  Executive Offices, Business and Collateral
Locations

     Schedule 5.29  Hazardous Substances and Underground Storage
Tanks

     Schedule 6.08  February 1, 1995 Proxy Statement of Borrower

REVOLVING CREDIT LOAN AGREEMENT

     This Revolving Credit Loan Agreement is dated as of the 27th day of March, 1995, between Agricultural Production Credit Association, a federally chartered production credit association, organized and operating under the Farm Credit Act of 1971, as amended, with its principal place of business at 3210 W.N.W. Loop 323, Tyler, Texas (hereinafter referred to as "Lender"), and Pilgrim's Pride Corporation, a Delaware corporation authorized to do business in the state of Texas, with its principal place of business at 110 S. Texas, Pittsburg, Texas (hereinafter referred to as "Borrower").


RECITALS

     WHEREAS, Borrower has requested that Lender provide Borrower with a revolving credit facility and Lender is willing to provide such a facility to Borrower upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties agree as follows:


ARTICLE I. DEFINITIONS, TERMS AND REFERENCES

     1.01.     Certain Definitions.     When used in this Agreement,
the following terms shall have the following meanings:

     "Accrued Interest in Principal" shall mean accrued interest that is added to the principal balance of the Note under Section
2.11(a) hereof.

     "Act" means the Farm Credit Act of 1971, and all regulations issued thereunder, as such act and regulations now exist or are hereafter amended, supplemented, or superseded by act of Congress, the FCA, or otherwise.

     "Advance" shall mean each sum advanced to Borrower under the terms of this Agreement and constituting a portion of the "Obligations".

     "Advance Conditional Payment Account" shall mean any account at Lender into which Borrower may make voluntary advance conditional payments intended to be applied to any amount due on the Obligations pursuant to 12 U.S.C. 2219(b) and 12 C.F.R. 614.4513, or any other provisions of the Act.

      "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of such Person; or which controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Revolving Credit Loan Agreement, either as originally executed or as it may be amended from time to time.

     "Borrower" shall mean Pilgrim's Pride Corporation, a Delaware corporation, with its principal place of business at 110 S. Texas, Pittsburg, Texas.

     "Business Day" shall mean any day on which Lender is open for the transaction of business.

     "Capital Expenditures" shall mean any expenditure by a Person for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable, in accordance with Borrower's capitalization policies, in relevant financial statements of such Person as equipment, real property or improvements, fixed assets, or a similar type of capitalized asset in accordance with GAAP.

     "Capital Lease" shall mean, as to any Person, any lease of (or other agreement conveying the right to use) real and/or personal property which is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

     "Closing Date" shall mean the date this Agreement has been signed by Borrower and Lender.

     "Collateral" shall mean all property described or referred to in the Loan Documents as security for the Obligations including, but not limited to, the real and personal property described in Section
3.02 of this Agreement (together with all additions, substitutions, accessions to, replacements for and proceeds thereof, and all property subsequently taken as collateral or security for the Obligations);

     "Commitment" shall mean the obligation of Lender to fund the Line of Credit to Borrower, subject to the terms and conditions hereof, in an aggregate principal amount not to exceed Thirty Million Dollars ($30,000,000.00).

     "Creditanstalt" shall mean Creditanstalt-Bankverein, an
Austrian banking corporation acting through its New York (Federal) Branch, and its successors and assigns.

     "Creditanstalt Agreement" shall mean that certain Loan and Security Agreement dated as of June 3, 1993 between Borrower,
Creditanstalt and certain banks and providing a facility for term loans to Borrower in the aggregate principal amount of $28,000,000.00, as such agreement was amended by the Amended and Restated Loan and Security Agreement dated July 29, 1994.

     "Current Assets" of any Person shall mean the aggregate amount of assets of such Person which, in accordance with GAAP, may be properly classified as current assets after deducting adequate reserves where proper.

     "Current Liabilities" of any Person shall mean all items
(including taxes accrued as estimated) which in accordance with GAAP may be properly classified as current liabilities of such Person, including in any event all amounts outstanding from time to time under this Agreement.

     "Current Ratio" shall mean the ratio of the consolidated
Current Assets of Borrower and its Subsidiaries to the consolidated Current Liabilities of Borrower and its Subsidiaries.

     "Deed of Trust" shall mean all and singular the Deeds of Trust, Assignments of Rents, Agreements and Mortgages executed by
Borrower and assigning or conveying the Collateral to secure the repayment of the Obligations, and all amendments thereto.

     "Default Rate" shall mean with respect to the unpaid principal portion of the Obligations, an interest rate per annum equal to three percent (3.0%) above the Discount Rate.

     "Discount Rate" shall mean the "all-in cost" being the sum of the quoted discount rate and the applicable concession charge converted to the U.S. Government semi-annual bond equivalent yield, of thirty (30) day Farm Credit discount notes rounded up to the nearest multiple of five (5) basis points (0.05 percentage points), as quoted by the Federal Farm Credit Banks' Funding Corporation, in its Daily Interest Rate Summary (Bid Yields) Report issued to FCBT, on the fifteenth (15th) day of each calendar month, or the next Business Day thereafter.

     "Environmental Laws" shall mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment including, without limitation, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, 49 U.S.C. 6901 et seq., Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 741 et seq., the Clean Water Act, 33 U.S.C. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. 300f-300j, the United States Environmental Protection Agency's Rules concerning Underground Storage Tanks, 52 Fed. Reg. 12661, the Texas Water Code, as amended, the Texas Health and Safety Code, as amended, and any federal or state rules or regulations which implement such legislation, and all similar federal, state and local environmental statutes and ordinances and the regulations, permits, licenses, registrations, orders and decrees now or hereafter promulgated or issued thereunder.

     "Equipment" shall mean all of Borrower's equipment, as such term is defined in Section 9.109 of the Texas Business and Commerce Code, now or hereafter located on, affixed to, or based at the Land, whether now owned or existing or hereafter acquired or manufactured and whether or not subsequently removed from the Land, including all equipment described in or covered by that certain Appraisal of Pilgrim's Pride Integrated Broiler Facilities in Camp, Upshur and Dallas Counties, Texas and Hempstead, Arkansas, dated as of January 3, 1995, prepared for Lender by Bob G. Derryberry, ARA and Bryan A. Carrell, MAI, together with any and all accessories, accessions, parts and appurtenances thereto, replacements thereof and substitutions therefor.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time-to-time, and all rules and regulations from time-to-time promulgated thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with Borrower, is treated as a single employer under Section 4.14(b), (c), (m) or (o) of the Internal Revenue Code.

     "Event of Default" shall mean the occurrence or happening of any of the events set forth in Article IX hereof.

     "Expiration Date" shall mean the date the term of this Agreement expires pursuant to Section 2.05 hereof, or otherwise.

     "FCA" shall mean the Farm Credit Administration, an indepen-dent agency in the executive branch of the Federal government, as established by the Act.

     "FCBT" shall mean the Farm Credit Bank of Texas, a federally chartered instrumentality of the United States, organized and existing under the Act, with its principal place of business at 6210 Highway 290 E., Austin, Texas.

     "Fiscal Period" shall mean any one of the twelve (12) month end accounting periods of the Borrower that make up a Fiscal Year.

     "Fiscal Quarter" shall mean any one of the four (4) quarter end accounting periods of the Borrower that make up a Fiscal Year.

     "Fiscal Year" shall mean, for any year, the 52 or 53 week period ending on the Saturday closest to September 30 of such year, regardless of whether such Saturday occurs in September or October of such year.

     "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (a) the sum of (i) net income before taxes for such period, plus (ii) interest expense for such period, plus (iii) depreciation and amortization for financial reporting purposes for such period, plus (iv) the aggregate amount payable during such period under Operating Leases to (b) the sum of (i) interest expense for such period, plus (ii) scheduled principal payments for such period on all Indebtedness for borrowed money which would, in accordance with GAAP be classified as long-term debt , plus (iii) the aggregate amount payable during such period under Operating Leases, in each case calculated for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Funded Debt" shall mean, collectively, (a) the aggregate principal amount of Indebtedness for borrowed money which would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof; (b) all Indebtedness outstanding under any revolving credit, line of credit, or similar agreement providing for borrowings (and any extension or renewals thereof), notwithstanding that any such Indebtedness is created within one year of the expiration of such agreement; (c) the principal component or obligations under any Capital Lease; and (d) any other Indebtedness bearing interest or carrying a similar payment requirement (including any Indebtedness issued at a discount to its face amount), calculated in all cases for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated. Where applicable, generally accepted accounting principles which are consistent with the prior financial practice of Borrower (as such practice is reflected in the financial information referred to in
Section 5.04 hereof) shall apply.

     "Guarantor" shall mean Lonnie "Bo" Pilgrim and Patty Redding Pilgrim, jointly and severally.

     "Hazardous Substances" shall mean and include, without limitation, asbestos and any substance containing asbestos, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and also refers to materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. "Hazardous Substance(s)" shall exclude odor and poultry or animal waste, and shall include, but is not limited to, any and all hazardous or toxic substances, materials or waste as defined by or listed under any of the Environmental Laws and all petroleum, petroleum by-products and all liquid or gaseous hydrocarbons.

     "Indebtedness" shall mean, as applied to any Person at any time, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements; (iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business; or (v) in respect of Capital Leases; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract, interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, net of liabilities owed to such Person by the counter-parties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; (e) any Indebtedness of others guaranteed by such Person or for which such Person is additionally liable or responsible.

     "Intangible Assets" shall mean license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the result of past research and development treated as long term assets and excluded from Inventory) and goodwill (all determined on a consolidated basis in accordance with GAAP).

     "Land" shall mean the real estate or interest therein described in Exhibit "1.01" attached hereto and incorporated herein by this reference, all fixtures or other improvements situated thereon and all rights, titles and interests appurtenant thereto.

     "Leases" shall mean any and all leases, subleases, licenses, concessions or other agreements (written or oral, now or hereafter in effect), whether an Operating Lease or a Capital Lease, together with all security and other deposits made in connection therewith and all other agreements, such as architect's contracts, engineer's contracts, utilities contracts, maintenance agreements and service contracts, which is any way relate to the design, use, occupancy, operation, maintenance, enjoyment or ownership of all or any part of the Collateral.

     "Leverage Ratio" shall mean, on any date, the ratio of (a)
Funded Debt, as of such Fiscal Period to (b) the sum of (i) Net Worth as of such Fiscal Period and (ii) Funded Debt, as of such Fiscal
Period, in each case computed for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Lien" means any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment for security, security interest, encumbrance, assignment of rents, lien or charge of any kind, whether voluntarily incurred or arising by operation of law, by statute, by contract, or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Texas Business and Commerce Code or comparable law of any jurisdiction with respect to any property.

     "Line of Credit" shall mean the Thirty Million Dollar
($30,000,000.00) line of credit established hereunder pursuant to the terms of this Agreement by Lender in favor of Borrower, pursuant to which Borrower may obtain Advances pursuant to and subject to the terms and conditions of this Agreement. The Line of Credit is evidenced, in part, by the Note.

     "Loan Documents" means those agreements, instruments and documents evidencing the terms of the Obligations including, but not limited to, the Note, this Loan Agreement, the Deed of Trust, guaranty agreements, estoppel letters, opinions of Borrower's counsel, security agreements, UCC-1 financing statements, mortgagee's policies of title insurance, corporate resolutions and any other agreement or instrument in writing evidencing the Obligations of Borrower or Guarantor to Lender in connection with the Line of Credit, as those agreements are thereafter amended, modified, renewed or extended from time-to-time.

     "Loan Limit" shall mean the limit of principal, and interest included in principal, which is the maximum amount Borrower may borrow from Lender under this Agreement as set forth in Section 2.02.

     "Market Value" shall mean with respect to an asset, the most probable price which, in the good faith exercise of Lender's sole discretion and judgement, such property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Any determination of Market Value made by Lender with respect to any item of Collateral must be consistent with the Act and the collateral evaluation policies and procedures of Lender.

     "Material Adverse Effect" shall mean any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently therewith (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, properties or prospects of Borrower or any of its Subsidiaries or of the industry in which Borrower operates; (b) has or is reasonably expected to have any material adverse effect whatsoever on the validity or enforceability of this Agreement, the Deed of Trust or any other Loan Document; (c) materially impairs or is reasonably expected to materially impair the ability of Lender to enforce its rights and remedies under this Agreement and the Loan Documents; or (e) has or is reasonably expected to have any material adverse effect on the Collateral, the Liens of Lender in the Collateral or the priority of such Liens.

     "Maturity Date" shall mean April 1, 2003, the final maturity date of the Note.

     "MPPAA" shall mean the Multiemployer Pension Plan Amendments
Act of 1980, amending Title IV of ERISA.

     "Multiemployer Plan" shall have the same meaning as set forth in Section 4001(A)(3) of ERISA.

     "Net Worth" shall mean the excess of the consolidated total assets of Borrower and its Subsidiaries over the consolidated Total Liabilities of Borrower and its Subsidiaries, excluding, however, from the definition of assets, the amount of (a) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to the later to occur of (i) the Closing Date and (ii) the date Borrower (or its Subsidiary) acquired such asset; (b) treasury stock; (c) receivables from Affiliates of Borrower; and (d) unamortized original issue debt discount, all of which is to be determined in accordance with GAAP.

     "Note" shall mean that certain revolving line of credit promissory note executed by Borrower, dated as of the Closing Date, in the original principal amount of Thirty Million Dollars
($30,000,000.00) and payable to the order of Lender, its successors or assigns, as said promissory note may thereafter be amended, modified, renewed or extended from time-to-time.

     "Obligations" shall mean any and all Indebtedness owed to Lender under the terms of the Note, together with all obligations and liabilities owed by Borrower to Lender under this Agreement and any other Loan Document, including without limitation, all interest, charges, fees, attorneys' fees, expenses, costs and any other sum chargeable by Lender to Borrower under this or any other Agreement. Lender's records shall be prima facie evidence of the Obligations due and owing under this Agreement.

     "Operating Leases" shall mean all Leases of (or other agreements, conveying the right to use) real and/or personal property (other than short term leases which are cancelable at any time by the lessee) which are not required to be classified and accounted for as a Capital Lease on a balance sheet under GAAP (including Statements of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board). "Operating Lease" shall mean any one of the Operating Leases.

     "Participant" shall mean any lending institution, Farm Credit Bank, production credit association or other Farm Credit System institution to which Lender sells a participating interest in the Note, including each Participant's successors or assigns. "Participants" shall mean, collectively, all such institutions acquiring a participating interest in the Note.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA.

     "Permitted Liens" shall mean: (a) Liens existing on the date hereof with respect to the Collateral and which the Lender permits to be listed on Schedule B of the Title Insurance; (b) Liens in favor of Lender; (c) the interest of lessors under Operating Leases permitted hereunder; (d) Liens for (i) property taxes not delinquent, (ii) taxes not yet due; and (iii) mechanic's and materialmen's Liens with respect to liabilities which are not yet due or which are being contested in good faith, and (e) purchase money Liens on Equipment, provided, however, that (i) such Lien is created within one hundred twenty (120) days of the acquisition of such Equipment, (ii) such Lien attaches only to the specific items of Equipment so acquired, (iii) such Lien secures only the Indebtedness incurred to acquire such Equipment, and
(iv) the aggregate principal amount of Indebtedness secured by such Liens does not exceed $10,000,000.00 at any one time outstanding.

     "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, estate, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of Borrower or any ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including, but not limited to, the following types of plans:

     (a) Executive Arrangements - any bonus, incentive compensa-tion, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice ("Executive Arrangements");

     (b) ERISA Plans - any "employee benefit plan", except any Multiemployer Plan, as defined in Section 3(3) of ERISA, whether maintained by or for a single employee or by or for multiple employees, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits ("ERISA Plans");

     (c) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrange-ment, contract or practice ("Fringe Benefit Plans"); and

     (d)  Multiemployer Plan - any Multiemployer Plan.

     "Possible Default" shall mean, an event, condition or thing which, with the lapse of any applicable grace period or the giving of notice, or both, as may be required, would constitute an Event of Default referred to in Article IX hereof.

     "Regulatory Change" shall mean, with respect to Lender, the adoption on or after the date hereof of any applicable federal or state law, rule or regulation or any change after such date in any such federal of state law, rule or regulation, or any adoption or change in the interpretation or administration thereof by any court, governmental authority, the FCBT, the FCA, or comparable agency or monetary authority charged with the interpretation or administration thereof, or compliance by Lender with any request or directive made after such date (whether or not having the force of law) of any such court, authority, the FCBT, the FCA, or comparable agency or monetary authority.

     "Subordinated Notes" shall mean the $100,000,000.00 Pilgrim's Pride Corporation Senior Subordinated Notes Due 2003, issued under the Subordinated Notes Indenture.

     "Subordinated Notes Indenture" shall mean an Indenture, between Borrower, as Issuer, and Ameritrust Texas National Association, as Trustee, providing for the issuance of Borrower's Senior Subordinated Notes Due 2002, in an aggregate principal amount not to exceed $100,000,000.00 as such Indenture is in effect on the Closing Date, or as it may thereafter be amended, supplemented or modified.

     "Subsidiary" shall mean any corporation fifty percent (50%) or more of the Voting Shares of which is owned, directly or indirectly, by Borrower, including (without limitation) those Subsidiaries listed on Schedule 5.22 hereto.

     "Supplemental Loan Agreement" shall mean any written agreement between Borrower and Lender supplementing, amending or modifying the terms of this Agreement. Any such agreement must be signed by Borrower and Lender.

     "Tangible Net Worth" shall mean the Net Worth minus the amount of all Intangible Assets of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Title Company" shall mean the issuer, whether one or more, of the Title Insurance.

     "Title Insurance" shall mean one or more mortgagee's policies of title insurance, all in form and substance satisfactory to Lender and containing no exceptions (printed or otherwise) which are unacceptable to Lender, issued by a title company (or, if Lender so requires, by several title companies) acceptable to Lender in the aggregate amount of at least $15,000,000.00 and insuring that Lender has a first and prior Deed of Trust on the Collateral, subject only to the Permitted Liens described in the Deed of Trust.

     "Total Liabilities" shall mean all obligations, Indebtedness or other liabilities of any kind or nature, fixed or contingent, due or not due, which, in accordance with GAAP would be classified as a liability on the balance sheet of any Person.

     "Voting Shares" of any corporation shall mean shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the board of directors (or other governing bodies) of such corporation, including shares having such power by reason of the happening of any contingency.

     "Working Capital" shall mean as of any date, the amount by which the Current Assets of Borrower and its Subsidiaries as of such date exceeds the Current Liabilities of the Borrower and its Subsidiaries, as of such date.

     "Working Capital Credit Agreement" shall mean that certain Secured Credit Agreement, dated as of June 30, 1994, among the Borrower, Harris Trust and Savings Bank, individually and as Agent, and the other banks party thereto, as thereafter amended, modified or supplemented from time-to-time, together with any agreement governing Indebtedness incurred to refinance in its entirety the Indebtedness and commitments then outstanding or permitted to be outstanding under such Working Capital Credit Agreement.

     1.02. Accounting Terms: Calculations. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP. Calculations hereunder shall be made and financial data required thereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP, consistently applied (except as otherwise specifically required herein).

     1.03. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

     1.04. Exhibits. All exhibits and schedules attached hereto are by reference made a part hereof.


ARTICLE II.  REVOLVING LINE OF CREDIT

     Lender hereby establishes the Line of Credit in favor of Borrower as follows:

     2.01. Purpose. The purpose of this loan to Borrower is to advance funds to:

          (a) pay off the balance of Borrower's obligations to John Hancock Mutual Life Insurance Company left owing and unpaid on that one certain promissory note dated February 1, 1988 in the original principal amount of Twenty Million Dollars ($20,000,000.00) executed by Borrower and payable to the order of John Hancock Mutual Life Insurance Company, which promissory note and the Liens securing same shall be assigned to Lender;

          (b) pay off the balance of Borrower's obligations to John Hancock Mutual Life Insurance Company left owing and unpaid on that one certain promissory note dated April 25, 1991 in the original principal amount of Five Million Dollars ($5,000,000.00) executed by Borrower and payable to the order of John Hancock Mutual Life Insurance Company, which promissory note and the Liens securing same shall be assigned to Lender;

          (c) to provide funds for Borrower on a revolving line of credit; and

          (d) to fund Borrower's purchase of $1,000.00 of Class-B Stock in Lender.

     2.02. Loan Limit. The total of principal outstanding at any time under the Note shall not exceed (a) $30,000,000.00, or (b) seventy-five percent (75%) of the Market Value of the Collateral, whichever is less.

     2.03. Adjustments in Amount. If, at any time during the term of this Agreement, Borrower shall execute a new or amended Supplemental Loan Agreement, Lender may in its sole discretion as a requirement of such Supplemental Loan Agreement establish a lesser amount than that established under Section 2.02 above as the Loan Limit.

     2.04. Revolving Commitment. The Line of Credit is a revolving line of credit, and prior to the termination of the Line of Credit under Section 2.05 of this Agreement or otherwise, repayments of principal shall reinstate the Commitment, and Borrower shall have the right to obtain further Advances provided that the amount outstanding at any one time does not exceed the Loan Limit and all conditions have been satisfied.

     2.05.     Term.

          (a) The Line of Credit shall become effective as of the Closing Date. The Line of Credit shall continue in effect until the Expiration Date, which shall be the earlier to occur of (i) April 1, 2003, (ii) the acceleration of the maturity of the Note upon the occurrence of an Event of Default, or (iii) the date on which Lender's obligation to fund Advances otherwise terminates hereunder. On the Expiration Date, any undisbursed amounts available under the Line of Credit shall expire and Lender shall not be obligated to make additional Advances. The Obligations as of the Expiration Date shall continue as the Obligations of Borrower in accordance with the terms and conditions of this Agreement until paid in full.

          (b) Lender shall not be obligated to renew or extend the time for payment of the Note, or any Obligation past its stated maturity. Any agreement to renew or extend the Note must be in writing and executed by both parties. Any renewal or extension of the Note shall be subject to the terms and conditions of this Agreement, and any subsequent amendments, modifications thereto or replacements thereof.

          (c) At the Expiration Date the Obligations shall be due and payable in full to Lender. The occurrence of an Event of Default or other termination of the Line of Credit shall not in any way release or relieve Borrower from its liabilities and obligations under this Agreement, the Note, or any other Loan Document, which liabilities and obligations shall remain in full force and effect until the Obligations have been paid in full.

     2.06. Advances; Procedures. So long as Borrower is entitled to obtain an Advance under this Agreement, and subject to the terms and conditions set forth herein, Lender agrees to make such Advances of principal under the Line of Credit as Borrower may from time to time request. Advances shall be made in accordance with this Agreement and with any applicable policies and procedures of Lender unless Lender, in its sole discretion, waives the same in writing. Borrower shall give Lender notice of Borrower's request for the funding of an Advance in a form identical to that which is attached hereto as Exhibit "A". Not later than 1:00 p.m. (Texas time) on the date specified for an Advance, Lender shall make available to Borrower the amount of the Advance in immediately available funds at an account designated by Borrower, or in whatever form the parties agree to.
Each notice requesting an Advance shall provide at least three (3) Business Days notice of a requested Advance. Each request for an Advance shall specify (a) the amount of such Advance, which shall be in increments of One Million Dollars ($1,000,000.00) or more, unless there is less than $1,000,000.00 which is unfunded under the Line of Credit, in which case all of the remaining Line of Credit may be drawn; (b) the date such Advance is requested, which shall be on a Business Day; (c) the then current unpaid principal balance of the Note; (d) the then current unused portion of the Line of Credit; (e) a certification that the requested Advance is allowed under this Agreement; (f) a certification that no Event of Default exists; and
(g) a certificate that, as of the date of the request and immediately following Lender's Advance, there is no, and will be no, default or event which with the giving of notice or the passage of time would constitute an event of default under any loan, loan agreement, indenture, or agreement including, but not limited to, the Creditanstalt Agreement, the Working Capital Credit Agreement, the Subordinated Note Indenture or any Capital Lease; and (h) the signature of an authorized representative of Borrower.

     2.07. Effect of Request. Each request by Borrower for an Advance shall, in and of itself, constitute a continuing representation and warranty by Borrower that: (a) Borrower then is, and at the time the Advance is actually made will be, entitled under this Agreement to obtain the Advance; (b) all of the covenants, agreements, representations and warranties made by Borrower in this Agreement and any Loan Documents are in all material respects true and correct and have been fully complied with, as of the date of the request; and (c) all of the representations set forth in the request are true and correct.

     2.08. Interest. All principal amounts included in the Obligations, including Accrued Interest in Principal, shall bear interest at the Discount Rate plus 1.75%. Interest shall accrue on each Advance from the date of funding to the date of payment, calculated on the actual number of days elapsed based upon a 365-day year or in the case of leap year, a 366-day year. Adjustments to the variable interest rate shall occur no more frequently than monthly and shall be effective on the first day of the month following Lender's determination to adjust the rate. There shall be no limitation on the amount by which Lender may adjust the rate.

     2.09. Interest Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable law governing the maximum rate or amount of interest payable on the Obligations. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Agreement, the Note or under any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Obligations, or if Lender's exercise of the option to accelerate the maturity of the Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or if the Note and all other Obligations have been or would thereby be paid in full, refunded to Borrower), and provisions of the Note and the other Loan Documents shall be immediately deemed reformed and the amounts thereafter collectible hereunder or thereunder reduced, without the necessity of the execution of any new documents, so as so comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Agreement and the Note, not exceeding the highest lawful amount of interest on the Obligations. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the usury ceiling from time-to-time in effect and applicable to the Note. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to demand payment of any interest that has not accrued at the time of acceleration or to collect unearned interest at the time of any acceleration.

     2.10. Use of Proceeds. The proceeds of each Advance shall be used for general corporate purposes.

     2.11. Payment. Each payment by Borrower to Lender pursuant to the Note and this Agreement shall be made prior to 1:00 p.m. (Central time) on the date due and shall be made without set-off or counterclaim to the Lender by delivering the amount due to the FCBT (for Lender's account), or at such other place as Lender may designate from time-to-time in writing to Borrower. Each such payment shall be in lawful currency of the United States of America and in immediately available funds. If the due date for any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension.

          (a) The principal of this Note shall be due and payable in monthly installments payable on the first day of each calendar month beginning May 1, 1995 and continuing regularly and monthly thereafter until April 1, 2003 when the entire unpaid balance of principal and accrued interest shall be due and payable. Interest, computed on the unpaid principal balance of the Note, shall be due and payable monthly as it accrues on the same dates as, but in addition to, the installments of principal. If all or any amount due under the Note or any installment thereof is not paid when due, whether the amount is due by acceleration or otherwise, then at Lender's sole option, all accrued and unpaid interest shall be added to the principal balance, and interest shall accrue thereon at this applicable rate otherwise established in this Agreement or the Note.

          (b) The monthly principal installment due under the Note shall equal the monthly payment of principal necessary to repay the then unpaid principal balance of the Note in equal monthly installments as if the final monthly installment of principal was due on April 1, 2005. Notwithstanding any change in the amount of monthly installments due under the Note, on April 1, 2003, the entire amount of the Note, principal and interest then remaining unpaid, shall be then due and payable.

          (c) The failure of the Lender to adjust the monthly principal payment following each Advance shall not affect the Expiration Date or result in the waiver or prejudice of Lender's right to establish a new monthly principal installment thereafter.

          (d) Notwithstanding the forgoing, principal and accrued interest then remaining unpaid shall be due on the Expiration Date.

          (e) If any date for payment of principal or interest under this Agreement is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount for the period of such extension.

     2.12. Indemnity. Each request for an Advance shall be irrevocable and binding upon Borrower and Borrower agrees to and shall indemnify Lender against any and all costs, losses, or expenses incurred by Lender as a result of any failure of Borrower to fulfill on or before the Advance date specified in the notice of Advance, the conditions to such Advance set forth in this Agreement. Such indemnity is automatic and any amounts payable to Lender shall be immediately due and owing, which amounts include, without limitation, any cost, loss or expense incurred by Lender by reason of the liquidation or re-employment of assets or other funds acquired by Lender to fund the requested Advance.

     2.13. Application of Payments. Payments shall be applied, within Lender's sole discretion, first to expenses reasonably incurred by Lender which are chargeable to Borrower under the terms of this Agreement, the Note, or any other Loan Document, then to accrued interest, and then to principal.

     2.14. Evidence of Debt. The outstanding balance of the Obligations shall be recorded by Lender on its books and accounts from time to time. The Advance and payment of principal and the accrual and payment of interest shall be evidenced by notations made by Lender on its books, showing the date and amount of each Advance, accrual or payment. Upon written request by Borrower, Lender shall provide a written statement of the outstanding principal amount of the Note.
The aggregate unpaid balance of the Obligations reflected on Lender's books shall be prima facie evidence of the correct balance and may be admitted into evidence in any legal proceeding arising between the parties for the purpose of establishing the principal and interest owing and unpaid under the Note, this Agreement and/or any other Loan Document.

     2.15. Prepayment. Borrower has the right to prepay all or any part of the Note at any time without a prepayment penalty, provided that any such prepayment shall be in integral multiples of $100,000.00.

     2.16. Commitment Fees. Borrower agrees to pay to Lender a loan origination fee of $150,000.00, $75,000.00 of which was paid at the time of Lenders conditional commitment and the remaining $75,000.00 of which shall be payable in full on or before the Closing Date. No portion of the loan origination fee is refundable or returnable to Borrower notwithstanding the prepayment of the Note or the termination of the Line of Credit prior to the Maturity Date.

ARTICLE III.  COLLATERAL

     3.01. Liens. Borrower agrees to grant Lender, as security for the Obligations, a first, prior, perfected and enforceable security interest and lien in all Collateral now owned or hereafter acquired.

     3.02. Collateral. The Obligations are and shall be secured by the following:

          (a)  All of the Land;

          (b)  All of the Equipment;

          (c) Lender's right to set off and apply toward payment of the Obligations (subject to the duty to provide simultaneous notice to, but without prior demand upon Borrower) any and all deposit balances and other sums of indebtedness owed or other property held by Lender for the account of Borrower, including all amounts currently in or hereafter deposited or contributed to, any Advance Conditional Payment Account with Lender;

          (d) such other security or Collateral granted, assigned, or pledged by Borrower in favor of Lender whether granted of even date herewith or at any time hereafter; and.

          (e) all additions, substitutions, accessions to, replacements for any of the above, and proceeds thereof.

     3.03. Additional Documentation. Borrower shall, upon request, execute and deliver to Lender such additional documentation in form and content acceptable to Lender as and when Lender requests for the purpose of creating, documenting, transferring, assigning, delivering, or perfecting any interest in any Collateral contemplated by this Agreement. Until such time as Lender shall have perfected its security interest or lien, Borrower shall hold in trust for Lender all property or Collateral acquired by Borrower. Until the payment and satisfaction in full of the Obligations, Lender's Liens on the Collateral and all products and proceeds thereof shall continue in full force and effect. Lender may file one or more financing statements disclosing Lender's Liens under this Agreement without Borrower's signature appearing thereon and Borrower shall pay the costs of or expenses incidental to any recording or filing of any financing statements concerning Collateral. Borrower agrees that a copy of this Agreement is sufficient as a financing statement.

     3.04. Right to Inspect. Lender (or any person or person designated by it), in its sole discretion, shall have the right to call at any place of business of Borrower or at any location where Collateral may be found at any reasonable time, and, without hinderance or delay, to inspect the Collateral and to inspect, review, check and make extracts of Borrower's books, records, journals, orders, receipts and any other correspondence and other data relating to the Collateral, to Borrower's business or to any other transactions between the parties hereto and to discuss any of the foregoing with any of Borrower's employees, officers and directors and with its independent accountants. Lender's right to inspect shall include the right of each Participant to join Lender in any such inspection, review, check and discussion.

     3.05. Appraisals. Lender shall have the right and option to order, make or have made, new or updated appraisals on all or any part of the Collateral, which new or updated appraisals shall be at Borrower's sole expense. Provided, however, that Lender may only exercise said right or option (a) when necessary to comply with the Act, or (b) at reasonable intervals and when reasonably necessary.


ARTICLE IV.  CONDITIONS PRECEDENT

     4.01. General Conditions. Notwithstanding any other provision of this Agreement, it is understood that Lender shall have no obligation to fund the Note, unless and until the conditions set forth in this Section have been met to the sole and complete satisfaction of Lender and its counsel. Lender shall receive prior to, or at the time of Closing (or, if agreed to in writing by Lender, within a reasonable time after such execution), all of the following which shall be in form and substance reasonably satisfactory to
Lender:

          (a) Resolution of Borrower. A certified copy of the resolution of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Note, and other Loan Documents to which Borrower is a party;

          (b)  Articles of Incorporation; Bylaws.  Certified
     Copies of the Articles of Incorporation, and Bylaws of Borrower;

          (c) Certificate of Incumbency. A certificate of the Secretary of Borrower certifying the names of the officers of Borrower authorized to execute and deliver this Agreement, the Note, and other Loan Documents together with the true signatures of such officers;

          (d)  Officer's Certificate.  A certificate of the
     Chief Executive Officer or Chief Financial Officer of Borrower to the effect that, based upon his review of this Agreement, the Note, and Loan Documents and the Officer's knowledge of the affairs of Borrower, all of the representations and warranties of Borrower contained herein are true and correct as of the date of this Agreement and further, the Officer has no actual knowledge of any Event of Default hereunder or under the Note, or under any Loan Document;

          (e) Note. The Note, duly executed and delivered by Borrower;

          (f) Compliance with Laws. Evidence which is satisfactory to Lender that Borrower is in compliance with all applicable Environmental Laws, regulations, policies, orders and permitting and licensing requirements to which Borrower, its operations or property, may be subject;

          (g) Opinion of Borrower's Counsel. A satisfactory opinion from Borrower's counsel is given as to matters including, but not limited to, the legal existence of Borrower, the power and authority of Borrower to enter into the transaction contemplated by this Agreement, the enforceability of the Loan Documents, the validity, priority, and perfection of the Liens on the Collateral, a no consent opinion, a zoning compliance opinion, a "Senior Debt" opinion, and a no default opinion;

          (h) Good Standing of Borrower. Evidence satisfactory to Lender has been presented showing Borrower's good standing and qualification to do business in all states in which Collateral is located;

          (i) Appraisal. A satisfactory appraisal of the Collateral, acceptable to Lender in the exercise of its sole discretion, reflecting a Market Value which must provide for no more than a sixty percent (60%) loan-to-value ratio;

          (j)  Participant Commitments.  Commitments from
     Participants sufficient to fund the Note without Lender exceeding its regulatory lending limit when aggregated with all other loans, commitments and/or leases made or participated in, by Lender;

          (k) Prior Approval. Written approvals from the FCBT and North Texas Production Credit Association;

          (l)  Title Policies.  Policies providing Title
     Insurance on that portion of the Collateral which represents real property, which policies (i) are in the minimum aggregate amount of $15,000,00.00, (ii) in forms approved by the insurance regulatory authorities of Texas and Arkansas, and
     (iii) include exceptions only for the Permitted Liens.

          (m) Environmental Studies. Environmental studies, audits and/or assessments on the Land as is necessary to reasonably assure Lender of the condition of such real property;

          (n)  Insurance Policies.  Evidence satisfactory to
     Lender that Borrower has obtained the insurance policies required by this Agreement and the Loan Documents;

          (o) Fees. Evidence that all fees due and owing to Lender or any third party, if any, in connection with the execution of this Agreement and the establishment of the Line of Credit in favor of Borrower have been paid in full to Lender;

          (p) Audited Financial Statements. A certified copy of Borrower's most recent audited financial statement prepared by an independent and nationally recognized auditing firm of certified public accountants which is a member in good standing of the American Institute of Certified Public
     Accountants and which is acceptable to Lender;

          (q) Loan Agreement. This Agreement duly executed by those officers authorized to execute and deliver it;

          (r) Loan Documents. Each of the other Loan Documents duly executed by those officers authorized to execute and deliver same;

          (s) Litigation. A certificate executed by a duly authorized officer of Borrower stating that no litigation, investigation or proceeding before or by any arbitrator, governmental authority or any other Person is continuing or threatened against Borrower or any of its officers, directors or affiliates (i) with respect to this Agreement, the Note or any other Loan Documents, or any of the transactions contemplated hereby or thereby, or (ii) which could have a Material Adverse Effect. Lender shall also receive either a summary and analysis of all litigation in which Borrower is involved or an opinion of counsel, in form and substance acceptable to Lender, to the effect that no litigation in which Borrower is involved would, in the event of an adverse determination, have a Material Adverse Effect;

          (t) Filing of Loan Documents. Each Loan Document required under law or requested by Lender to be filed, registered or recorded in order to create, in favor of Lender or for the benefit of Lender, a perfected first Lien on the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgement copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

          (u) Transfer of John Hancock Notes and Liens. The promissory notes executed by Borrower to John Hancock Mutual Life Insurance Company, dated February 1, 1988 and April 25, 1991 and in the original principal amounts of $20,000,000.00 and $5,000,000.00 respectively, together with the Liens securing same, are transferred to Lender in a manner satisfactory to Lender.

          (v) Operating Budget. Financial projections and/or a pro forma operating budget reasonably demonstrating the ability of Borrower to remain in compliance with the covenants, agreements and conditions set forth in this Agreement, together with consolidated interim financial statements of Borrower and its Subsidiaries for the period from October 1, 1994 to February 28, 1995, each consisting of a consolidated balance sheet, consolidated statement of income
     (loss), consolidated statement of changes in stockholders' equity and consolidated statement of cash flows, all of which shall be true and correct in all material respects and contain no material misrepresentation or omission, and fairly represent the consolidated financial position, assets and liabilities of Borrower and its Subsidiaries as of the date thereof; and

          (w) Other Information. Such other information and documents as may reasonably be required by Lender and Lender's counsel.

     4.02. Specific Conditions to Each Advance. Notwithstanding any other provision of this Agreement, it is understood that the obligation of the Lender to make any Advance under this Agreement, (including the initial Advance) and the right of Borrower to request any such Advance shall be subject to the following conditions precedent:

          (a) No Defaults. As of the date of the making of such Advance, there shall exist no Default, Event of Default or Possible Default. Lender is not obligated to make an Advance if the funding of such an Advance would result in an Event of Default.

          (b)  Compliance with Agreement.  Borrower and
     Guarantor shall have performed and compiled with all agreements, covenants and conditions contained herein and in each of the Loan Documents;

          (c) No Material Adverse Change. As of the date of making such Advance, no change that would cause a Material
     Adverse Effect has occurred since the date of the financial statements referenced in Section 5.04;

          (d) Request for Advance. Lender shall have received from Borrower a request for Advance in the form of Exhibit "A" in accordance with the provisions of Section 2.06 of this Agreement;

          (e)  Representations and Warranties.  The
     representations and warranties contained in Article V hereof and in each of the Loan Documents shall be true in all respects on the date of making of such Advance, with the same force and effect as though made on and as of that date;

          (f) Financial Statements. All of the reporting requirements in Section 8.02 hereof have been satisfied. Moreover, the most recent financial statements of Borrower and Guarantor delivered to Lender shall be true and correct, fairly represent the financial condition of Borrower and Guarantor and shall have been prepared in accordance with GAAP; as of the date of such Advance, there shall be no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations or unusual or forward or long-term commitments) of Borrower and Guarantor, which are (separately or in the aggregate) material and are not reflected in such financial statements;

          (g) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Borrower or Guarantor;

          (h) Compliance with Laws. Borrower, Guarantor and each Subsidiary shall be in compliance with all applicable Environmental Laws, regulations, policies, orders and permitting and licensing requirements to which each such Person or Person's operations or property may be subject;

          (i)  No Injunction.  No action, proceeding,
     investigation, regulation or legislation shall have been instituted, threatened or proposed before any Court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement, or which in Lender's sole discretion, would make it inadvisable to fund any such Advance;

          (j) Regulatory Restrictions. Borrower and Guarantor shall not be subject to any applicable statute, rule, regulation, order, writ or injunction of any court or governmental authority or agency which would materially restrict or hinder the conduct of Borrower's business, or which would have a Material Adverse Effect on the business, property, assets, operations or conditions, financial or otherwise, of Borrower or Guarantor; and

          (k) No Default on Other Indebtedness. Borrower is not in default, and will not be in default following the making of an Advance, under the terms of any other loan, loan agreement, indenture, or agreement including, but not limited to, the Creditanstalt Agreement, the Working Capital Credit Agreement, the Subordinated Notes Indenture, or any Capital Lease.


ARTICLE V.  REPRESENTATIONS AND WARRANTIES

     As of the date of this Agreement and on the date of each request for an Advance, Borrower and Guarantor hereby each represent and warrant to Lender, which representations and warranties will survive the creation of the Obligations and any extension of credit thereunder the following matters. Each representation and warranty shall be true and correct on the Closing Date and on the date of each Advance and shall continue to be true and correct until the Obligations have been repaid in full:

     5.01. Corporate Existence and Qualification. Borrower and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Borrower is duly qualified as a foreign corporation in good standing in the state of Texas and in each other state wherein the conduct of its business or the ownership of its property requires such qualification and each Subsidiary is duly qualified as a foreign corporation in good standing in each jurisdiction wherein the conduct of its business or the ownership of its property requires such qualification.

     5.02. Corporate Authority. Borrower and each of its Subsidiaries have the corporate power under their respective charters, articles of incorporation and bylaws to enter into this Agreement, the Note, and all the Loan Documents. The execution and delivery by Borrower and the performance by Borrower of the Obligations under this Agreement, the Note, and the Loan Documents have been duly authorized by all requisite corporate action on the part of Borrower and do not and will not violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of Borrower or any of its Subsidiaries, or any indenture, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of their respective assets is or are bound.

     5.03. Enforceability. This Agreement, the Note and all the Loan Documents, when executed and delivered, are or will be the legal, valid and enforceable obligations of Borrower and Guarantor, enforceable against each of them in accordance with their respective terms.

     5.04.     Financial Statements.

          (a) The financial statement of Guarantor dated September 1, 1994, the consolidated financial statements of Borrower and its Subsidiaries for Fiscal Years ending October 1, 1994 and October 2, 1993, and the Form 10-Q certified by the Chief Financial Officer for the Fiscal Quarter ending December 30, 1994, and Borrower's unaudited financial statements for Fiscal Year to date as of February 25, 1995, each consisting of a consolidated balance sheet, consolidated statement of income (loss), consolidated statement of changes in stockholders' equity and consolidated statement of cash flows, copies of which have been delivered to Borrower to Lender, are true and correct in all respects and contain no misstatement or omission, and fairly present the consolidated financial position, assets and liabilities of Borrower, its Subsidiaries and Guarantor as of the date thereof, and the consolidated results of operations of Borrower and its Subsidiaries for the period then ended, and as of the date thereof there are no liabilities of Borrower, any of the Subsidiaries or Guarantor, fixed or contingent, which are material that are not reflected in such financial statements;

          (b) Since the date of the financial statements referred to in Subsection (a) there has been no material adverse change in the assets, liabilities, financial position or results of operations of Borrower, any of the Subsidiaries or Guarantor, and neither Borrower, any of its Subsidiaries or Guarantor has (i) incurred any obligation, liability, fixed or contingent, which would have a Material Adverse Effect, (ii) incurred any Indebtedness or obligations under any Capital Lease other than the obligations and trade payables and other liabilities arising in the ordinary course of Borrowers, Guarantors or such Subsidiary's business, or (iii) guaranteed the Indebtedness of any other Person.

     5.05. Performance of Other Obligations. Borrower, the Subsidiaries and Guarantor are not a party to any agreement, instrument, or corporate restructure which could have a Material Adverse Effect on the operations of Borrower, any Subsidiary or Guarantor, or their respective abilities to perform the Obligations under this Agreement and the Loan Documents.

     5.06. Absence of Litigation. There is no action, suit, investigation or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, Guarantor, or any Subsidiary by or before any court, arbitrator or administrative or governmental body, which might result in a Material Adverse Effect in the business, financial condition or operations of Borrower, Guarantor, or any Subsidiary or the enforceability of this Agreement, the Note, or any Loan Document, except as set forth in the attached Schedule 5.06.

     5.07. Absence of Default. Neither Borrower, any Subsidiary, nor Guarantor are in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, could constitute default hereunder or under any agreement to which either is a party, including agreements for the borrowing of money, the Creditanstalt Agreement, the Working Capital Credit Agreement, the Subordinated Notes Indenture, or any regulation order, writ, judgment, injunction, decree or determination or award by any court or governmental agency which default could Materially Adversely Effect the business or financial condition of Borrower, Guarantor, or any Subsidiary. Borrower, Guarantor, and each Subsidiary have satisfied all final and non-appealable judgments and are not in default with respect to any judgment, writ, injunction, decree, or order of any court, arbitrator or other governmental authority.

     5.08. Title and Liens. Borrower has and shall continue to have good title and ownership to all Collateral. All of the Collateral is subject to a first priority Lien in favor of Lender, perfected to the extent required by Lender, and none of the Collateral is subject to any Lien or other encumbrance other than to Lender and other than the Permitted Liens.

     5.09. Loan Documents Duly Executed. Each Loan Document is genuine and valid, has been duly executed, endorsed or assigned by each person or entity whose execution, endorsement or assignment is essential to the validity and Lender's enforceability thereof, has been duly filed or recorded, and each Loan Document constitutes, against all persons whomsoever, a valid and legally enforceable Lien upon or in the property described therein, of the rank and character represented by Borrower and Guarantor.

     5.10. Compliance with Laws. Borrower, Guarantor and each Subsidiary is substantially in compliance with all federal and state regulations, rules, directives, and orders, and all other agreements, permits, licenses, certificates, laws, rules, regulations, orders and writs concerning or relating to the right of Borrower or a Subsidiary to conduct its business and to own the assets which it presently owns, and Borrower, Guarantor and the Subsidiaries are not aware of being under investigation by any federal agency or any state or local agency for any reason. Borrower, Guarantor, and the Subsidiaries are not subject to any cease and desist order or other enforcement action taken by any regulatory agency.

     5.11 Consent. No consent, permission, authorization, order or license of any governmental authority or other lender is necessary in order to execute or have enforced, this Agreement or any Loan
Document.

     5.12. Use of Proceeds. The proceeds of the Note will be used for general corporate purposes.

     5.13 Taxes. Borrower, Guarantor, and all Subsidiaries have filed all tax returns required to be filed and paid all taxes shown thereon to be due, or have obtained from appropriate governmental authorities extensions for the filing of such returns or the making of such payments, including interest and penalties, or provided adequate reserves for payment thereof, except for any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings.

     5.14 Knowledge of Environmental Laws. Borrower is aware that the Line of Credit may be terminated or suspended by Lender for Borrower's failure to comply at all times in every material respect with the Environmental Laws. Borrower shall keep itself informed as to, and in compliance with, any changes in the Environmental Laws as they may be amended from time to time. Borrower agrees and acknowledges that Lender shall have no duty to keep Borrower informed of any changes in the Environmental Laws.

     5.15. Broker's or Finder's Fees. No broker's or finder's fees or commissions have been incurred or will be payable by Borrower, any Subsidiary, or Guarantor to any Person in connection with the transactions contemplated by this Agreement.

     5.16. Regulatory Matters. Borrower is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute or regulation which materially limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by the Agreement.

     5.17.     Disclosure.  Neither this Agreement, nor any other
Loan Document, instrument, agreement, financial statement or certificate furnished to Lender or any Participant by or on behalf of Borrower in connection with this Agreement contained an untrue statement of fact or omits to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or omits to state any fact which, insofar as Borrower can now foresee, may in the future have a Material Adverse Effect on the condition (financial or otherwise) of the business, operation or properties of Borrower, any Subsidiary, or Guarantor which has not been set forth in this Agreement or in an instrument, document, agreement, financial statement or certificate furnished to Lender in connection herewith.

     5.18. ERISA. Except as disclosed on Schedule 5.18 attached hereto and incorporated herein by reference:
          (a) Identification of Plans. Neither the Borrower nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to, any Plan or Multiemployer Plan that is subject to regulation by Title IV of ERISA;

          (b) Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all applicable laws, except for such noncompliance (when taken as a whole) that will not have a Material Adverse Effect on Borrower, or any of its Subsidiaries;

          (c)  Liabilities.  Neither the Borrower, any
     Subsidiary, nor any ERISA Affiliate is currently or to the best knowledge of Borrower or any ERISA Affiliate will become subject to any liability (including withdrawal liability), tax or penalty whatsoever, to any Person whomsoever with respect to any Plan, including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Internal Revenue Code;

          (d) Funding. The Borrower, its Subsidiaries, and each ERISA Affiliate have made full and timely payment of (i) all amounts required to be contributed under the terms of each Plan and applicable law and (ii) all material amounts required to be paid as expenses of each Plan. No Plan has any "amount of unfunded benefit liabilities" (as defined in 4001(a)(18) of ERISA); and

          (e)  Insolvency: Reorganization.  No Plan is insolvent
     (within the meaning of 4245 of ERISA) or in reorganization
     (within the meaning of 4241 of ERISA).

     5.19. Solvency. Giving effect to the execution and delivery of the Loan Documents and the consummation of the Line of Credit contemplated hereby and taking into account all other Indebtedness and obligations of Borrower, Borrower (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (ii) is able to pay its debts as they mature and (iii) owns property whose fair, saleable value is greater than the amount required to pay its debts.

     5.20. Corporate and Trade or Fictitious Names. During the five (5) years immediately preceding the date of this Agreement, neither Borrower nor Guarantor nor any of their respective predecessors have been known as or used any corporate, trade or fictitious name other than their current names and except as disclosed on Schedule 5.20 hereto.

     5.21. Equipment. The Equipment (i) is and shall remain in good condition, normal wear and tear excepted, (ii) meets and shall meet all standards imposed by any governmental agency, or department or division thereof having regulatory authority over such Equipment and its use and (iii) is currently useable and shall remain useable in the normal course of Borrower's business.

     5.22. Investments. Except as set forth in Schedule 5.22 hereof, Borrower has no Subsidiaries and has no interest in any partnership or joint venture with, or any investment in, any Person.

     5.23. Trade Relations. There exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Borrower or any Subsidiary with any supplier or with any company whose contracts with Borrower or a Subsidiary, individually or in the aggregate are material to the operations of Borrower or a Subsidiary; after the consummation of the transactions contemplated by this Agreement and to the best knowledge of Borrower, all such companies and suppliers will continue a business relationship with Borrower and the Subsidiaries on a basis materially no less favorable to Borrower than that heretofore conducted; and there exists no condition or state of facts or circumstances which would have a Material Adverse Effect on Borrower or any Subsidiary or prevent Borrower or any Subsidiary from conducting its business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted.

     5.24. Registration Statement. No portion of any registration statement filed with the Securities and Exchange Commission or the prospectus relating thereto, or any other written material filed with said commission relating to the Borrower or its business, does or will contain any statement which is false or misleading with respect to any fact, or does or will omit to state a fact necessary in order to make the statements therein not false or misleading or otherwise violate any state or federal securities laws.

     5.25. Survival of Representations and Warranties. All representations and warranties by Borrower and Guarantor herein shall survive delivery of the Note and the making of the Advances hereunder and any investigation at any time made by or on behalf of Lender or the Participants shall not diminish Lender's right to rely on such representations and warranties.

     5.26. No Financing of Corporate Takeovers. No proceeds of the Line of Credit or any other Advance under the terms of this Agreement will be used to acquire any security in any transaction which is subject to 13 or 14 of the Securities Exchange Act of 1934, including particularly (without limitation) 13(d) and 14(d) thereof.

     5.27. Chief Executive Office; Collateral Locations. Borrower's chief executive office and office where it keeps all of its books and records is located at 110 S. Texas St., Pittsburg, Texas 75686 and except as set forth on Schedule 5.27 attached hereto, Borrower has not had any other chief executive office or principal place of business outside the state of Texas during the four (4) months preceding the Closing Date. Schedule 5.27 attached hereto and incorporated herein by reference sets forth a true, correct and complete list of all places of business and all locations at which Collateral is located.

     5.28. Casualties. Neither the business nor the properties of Borrower or any Subsidiary are affected by any Hazardous Substance, strike, lockout or other labor dispute, embargo or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

     5.29. Hazardous Substances. The Collateral is free from "Hazardous Substances" and no portion of the Land is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. 761.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. 763.63) or the past or present accumulation, spillage, release or leakage of any such substance, except as specifically set forth on
Schedule 5.29 attached hereto.

     5.30. Use of Proceeds; Margin Stock. The proceeds of the Line of Credit will be used by Borrower for general corporate purposes. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" or "margin security" as those terms are used or defined in the Securities Exchange Act of 1934 (specifically U.S.C. 78(d)) or the regulations issued pursuant thereto, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any "margin stock". Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks or margin securities. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause the Note or any of the other Loan Documents, including this Agreement, to violate Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, as such is now in effect or as same may hereafter be in effect. Borrower and the Subsidiaries, on a consolidated basis, own no "margin stock" or "margin security" except for that described in the financial statements referred to in Section 5.04 hereof, the aggregate value of all such "margin stock" and "margin security" owned by Borrower and the Subsidiaries, when consolidated does not exceed twenty five percent (25%) of the value of all of Borrower's and Subsidiary's assets.


ARTICLE VI.  NEGATIVE COVENANTS

     Borrower and Guarantor covenant with Lender that from and after the date hereof and until the termination of this Agreement and the payment and satisfaction in full of the Obligations they will not, and they will not permit any Subsidiary to, without the prior written consent of Lender:

     6.01.     Borrowing Limit.  Exceed the Loan Limit.

     6.02. No Encumbrances. Create, assume or suffer to exist a Lien of any kind on any of the Collateral except for Permitted Liens. No easements, rights of way, restrictions or other similar encumbrances which, in the aggregate or separately, interfere with the occupation, use, and enjoyment by Borrower of any portion of the Collateral or which materially impairs the value of any portion of the Collateral, shall be created, assumed or suffered to exist.

     6.03.     Asset Sales.

          (a) Sell, lease or dispose of any of the Collateral or any interest therein. Provided, however, that Borrower may sell Equipment which is no longer used or useful in the business of Borrower or any Subsidiary, if (i) such Equipment has a Market Value of less than $1,000,000.00, (ii) all Equipment sold or to be sold within any Fiscal Year has an aggregate Market Value of less than $5,000,000.00, (iii) any Equipment sold or otherwise disposed of pursuant to this clause is replaced within ninety (90) days after such sale or other disposition by replacement Equipment which is in good operating condition and which has a value and utility at least equal to that of the Equipment sold or disposed of and the Lender receives, for the benefit of Lender, a valid, perfected, first Lien with respect to such replacement Equipment, subject only to Permitted Liens, and (iv) all proceeds received from the sale or other disposition of the Equipment are delivered to Lender.

          (b) Sell, lease or otherwise transfer any assets other than the Collateral, except: (i) in the ordinary course of business; (ii) as permitted by Section 6.10 hereof; (iii) transfers to the Borrower or a Subsidiary; (iv) worn or obsolete property; or (v) any other sale or transfer of assets, which, together with all other assets sold or transferred during the preceding twelve month period (other than in accordance with the preceding causes (i), (ii), (iii) and (iv)) does not exceed fifteen percent (15%) of the Fair Value of Borrower's total consolidated assets (excluding Intangible Assets), whether such assets are now owned or hereafter acquired, and as computed at the time of such sale or transfer.

     6.04. Corporate Structure; Liquidation; Mergers; Consolidations; and Dispositions of Substantial Assets. Dissolve or otherwise terminate its corporate status; enter into any merger, reorganization or consolidation; issue any shares of any class of capital stock of any Subsidiary or any securities or other instruments which are convertible into any shares of any class of capital stock of any Subsidiary; make any substantial change in the basic type of business conducted by Borrower or any Subsidiary as of the date hereof; dissolve Borrower or any Subsidiary; liquidate Borrower or any Subsidiary; become a party to any merger or consolidation (except as expressly permitted in this Section); acquire by purchase, lease or otherwise, all or substantially all of the assets or capital stock of any Person; sell, transfer, lease or otherwise dispose of all or any substantial part of Borrower's or any Subsidiary's property, assets or business. Provided, however, that the foregoing shall not operate to prevent:

          (a) mergers or consolidations of any Subsidiary into Borrower or a sale, transfer or lease of assets by any Subsidiary to Borrower; or

          (b) a merger of any Person into Borrower if (i) Borrower shall be the surviving or continuing corporation,
     (ii) after giving effect to such merger or consolidation Borrower shall be in full compliance with this Agreement,
     (iii) the management of Borrower shall be substantially unchanged and, (iv) the merger or consolidation does not involve, concern or transfer all or a substantial part of the property and assets of Borrower and its Subsidiaries. For this purpose the term "substantial part" shall mean more than fifteen percent (15%) of such property compared to the total assets of Borrower and the Subsidiaries.

     6.05.     Fiscal Year.  Change its fiscal year.

     6.06. ERISA. Take, or fail to take, or permit any ERISA Affiliate to take, or fail to take, any action with respect to a Plan including, but not limited to, (a) establishing any Plan, (b) amending any Plan, (c) terminating or withdrawing from any Plan, or (d) incurring an amount of unfunded benefit liabilities, as defined in
Section 4001 (a)(18) of ERISA where such action or failure could have a Material Adverse Effect on the Borrower or any Subsidiary, result in a lien on the property of the Borrower or any Subsidiary, or require the Borrower or any Subsidiary to provide any security.

     6.07. Relocations: Use of Name. Relocate its executive office; maintain any Collateral at any location other than that set forth on Schedule 5.27 hereto or maintain records with respect to Collateral at any locations other than at the location of its chief executive office set forth in Section 5.__ hereto; or use any corporate name (other than its own) or any fictitious name except upon thirty (30) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in a form satisfactory to Lender.

     6.08. Arm's Length Transactions. Enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Collateral, or the rendering of any service, with any Affiliate of the Borrower or any Subsidiary or any Person except as permitted by Section 6.03 hereof and upon fair and reasonable terms not materially less favorable to the Borrower than would be obtained in a comparable arms'-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which would be subject to approval by the Borrower's Audit Committee of the Board of Directors. Provided, however, that Borrower may make those Affiliate transactions, and continue and increase said Affiliate transactions, described in Borrower's proxy statement in connection with its February 1, 1995 annual meeting, which statement is attached hereto as
Schedule 6.08.

     6.09. Dividends. Declare or pay any dividends on, or make any distribution with respect to, its shares of any class of capital stock, redeem or retire any capital stock, or take any action having an effect equivalent to the foregoing (in any Fiscal Year of Borrower or any Subsidiary) except for (a) the declaration and payment of cash dividends by a Subsidiary and payable to Borrower and (b) the declaration and payment of cash dividends on the capital stock of the Borrower not in excess of the greater of (i) $2,300,000.00 in any Fiscal Year, and (ii) $0.09 per share of the issued and authorized common stock plus twenty-five percent (25%) of the net income of Borrower, as set forth in the audited financial statements for the Fiscal Year of Borrower immediately preceding the year during which such declaration and payment of dividends is made; provided, however, that at the time such dividend is paid there does not exist any Default or Event of Default hereunder or any event or condition which, with the payment of such dividend would constitute a Default or Event of Default.

     6.10. Subordinated Notes. Take any action, directly or indirectly to:

          (a) purchase, redeem, retire or otherwise acquire for value, set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of, or interest on, or any other amount owing in respect of, the Subordinated Notes other than regularly scheduled payments of interest thereon; or
          (b) agree to any amendment, modification or waiver of any of the provisions of the Subordinated Note Indenture.

     6.11. Other Extraordinary Events. Take any of the following actions:

          (a) Purchase or otherwise acquire or become obligated for the purchase of all or a substantial part of the assets of any Person, not to exceed 15% of the total assets of Borrower, except for property acquired as a result of a loan workout or liquidation or except as expressly contemplated herein, where the purchase, acquisition, or obligation would have a Material Adverse Effect on Borrower's financial condition or financial condition of any Subsidiary; or;

          (b) Materially change its general business purpose or take any action with a view towards the same including entering into new lines of business (which are materially different from, and unrelated to, the lines of business being conducted by it on the Closing Date) or change materially the nature of the business conducted by it from those being conducted by it on the Closing Date.

     6.12. No Amendments. Amend or modify Borrower's charter, articles of incorporation or by-laws.

     6.13. Issuance of Shares. Issue, sell or otherwise dispose of, any shares of Borrower's capital stock or other securities, rights, warrants or options to purchase, or acquire any share of securities, which would have the effect of reducing the capital stock of Borrower owned by Lonnie "Bo" Pilgrim to less than 51% of the total issued and outstanding shares of voting capital stock of the Borrower.


ARTICLE VII.  FINANCIAL COVENANTS

     Borrower and Guarantor covenant with the Lender that from and after the Closing Date and until the termination of this Agreement and the payment and satisfaction in full of the Obligations, unless the Lender otherwise consents in writing:

     7.01 Leverage Ratio. Borrower shall not permit its Leverage Ratio at the end of any Fiscal Quarter to exceed 0.675: 1.00.

     7.02.     Tangible Net Worth.  Borrower shall maintain a
Tangible Net Worth at all times during each period specified below of not less than the amount specified below for such period:

     (a) For the period from the Closing Date through the next to last day of Fiscal Year 1995, $100,000,000;

     (b) For the period from the last day of Fiscal Year 1995 to the next to last day of said Fiscal Year, $100,000,000.00, plus 25% of Borrower's consolidated net income (but not less than zero) for Borrower's Fiscal Year 1995; and

     (c) For the successive periods commencing on the last day of each Fiscal Year thereafter and ending on the next to last day of the next succeeding Fiscal Year, with the first such period commencing on the last day of Fiscal Year 1996, an amount equal to the minimum required Tangible Net Worth in effect under this Section 7.02 during the immediately preceding period plus 25% of Borrower's consolidated net income (but not less than zero) for Borrower's Fiscal Year ending on the date the applicable period commences.

     7.03. Current Ratio. Borrower shall maintain at all times and as of the last day of each Fiscal Quarter, a Current Ratio of not less than 1.40 to 1.00.

     7.04. Fixed Charge Coverage Ratio. Borrower shall not, on the last day of any Fiscal Quarter, permit its Fixed Charge Coverage Ratio to be less than 1.35 to 1.00 for the period of the last eight consecutive Fiscal Quarters of Borrower ending on such day.

     7.05. Minimum Working Capital. Borrower shall maintain at all times Working Capital as of the end of each Fiscal Quarter in an amount equal to or greater than $50,000,000.00.


ARTICLE VIII.  AFFIRMATIVE COVENANTS

     Borrower and Guarantor covenant and agree that until all of the Obligations have been paid in full and this Agreement has been terminated, Borrower and Guarantor shall comply, and shall cause each Subsidiary to comply, with all of the following provisions, unless Lender otherwise gives its prior written consent:

     8.01. Records Respecting Collateral. Keep all records with respect to the Collateral at its office set forth in Section 5.27 hereof and not remove such records from such address without the prior written consent of Lender.

     8.02 Reporting Requirements. Furnish or cause to be furnished to Lender and each Bank:

          (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, consolidated interim unaudited financial statements, including a balance sheet, income statement and statement of cash flow, for the Fiscal Quarter and year-to-date period then ended, prepared in accordance with GAAP, consistent with the past practice for Borrower and its Subsidiaries, and certified as to truth and accuracy thereof by the chief financial officer of Borrower;

          (b) As soon as available, and in any event within 90 days after the end of each Fiscal Year, consolidated audited annual financial statements, including a consolidated balance sheet, consolidated statement of income, consolidated statement of shareholders' equity and consolidated statement of cash flow for the Fiscal Year then ended, prepared in accordance with GAAP, in comparative form and accompanied by the unqualified opinion and certification of a nationally recognized firm of independent certified public accountants regularly retained by Borrower and its Subsidiaries and acceptable to Lender;

          (c) As soon as available, and in any event within 90 days after the end of each calendar year, annual financial statements of Guarantor, in a form acceptable to Lender;

          (d) Together with the annual financial statements referred to in clause (b) above a statement from such independent certified public accountants that, in making their examination of such financial statements, they obtained no knowledge of any Default or Event of Default or, in lieu thereof, a statement specifying the nature and period of existence of any such Default of Event or Default disclosed by their examination;

          (e) Together with the annual or interim financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of Borrower certifying that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

          (f) Promptly after the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which Borrower or any Subsidiary sends to its shareholders and copies of any regular periodic and special reports or registration statements which Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental agency substituted therefor), including, but not limited to, all Form 10-K and Form 10-Q reports, or any report or registration statement which Borrower or any Subsidiary files with any national securities exchange;

          (g) At least fifteen (15) Business Days prior to the time any consent by Lender will be necessary, Borrower and any Subsidiary shall furnish to Lender all pertinent information regarding any proposed acquisition by Borrower or any Subsidiary to which the consent of Lender is required hereunder which is reasonably necessary or appropriate to permit Lender to evaluate such acquisitions in a manner consistent with prudent lending standards;

          (h) Together with the annual and interim financial statements referred to in clauses (a) and (b) above, and if requested by Lender, a certificate of the chief financial officer of Borrower certifying (i) the items of Equipment subject to purchase money Liens permitted by clause (e) of the definition of "Permitted Liens" and (ii) the principal amount of Indebtedness secured by each such Lien; and

          (i) Such other information respecting the condition or operations, financial or otherwise, of Borrower, Guarantor, and the Subsidiaries as Lender may from time-to-time reasonably request.

     8.03. Tax Returns. File all federal, state and local tax returns and other reports that Borrower, Guarantor, and the Subsidiaries are required by law to file; maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon them, their respective incomes, or their respective profits, or upon any property belonging to them; and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto.

     8.04. Compliance with Laws. Comply with all laws, statutes, rules, regulations and ordinances of any governmental entity, or of any agency thereof, applicable to Borrower, Guarantor, or any Subsidiary, a violation of which, in any respect, might have a Material Adverse Effect, including, without limitation, any such laws, statutes, rules, regulations or ordinances regarding the collection, payment, and deposit of employees' income, unemployment, Social Security taxes and with respect to pension liabilities.

     8.05.     ERISA.

          (a) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in
     Section 302 and 305 of ERISA with respect to each Plan and otherwise comply with ERISA and all rules and regulations promulgated thereunder in all material respect;

          (b) Promptly after the occurrence thereof with respect to any Plan, or any trust established thereunder, notify Lender of (i) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time-to-time thereunder (other than a "reportable event" not subject to the provisions of 30-day notice to the PBGC under such regulations), or (ii) any other event which could subject the Borrower, any of its Subsidiaries or any ERISA Affiliate to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Internal Revenue Code which, in the aggregate, would have a Material Adverse Effect on the Borrower, any of its Subsidiaries or upon their respective financial condition, assets, business operations, liabilities or property;

          (c) At the same time and in the same manner as such notice or application must be provided to the PBGC, or to the Plan participant, beneficiary or alternative payee, give Lender any notice or application required or permitted under
     Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or
     4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Internal Revenue Code with respect to any Plan;

          (d) Furnish to Lender promptly upon the request of Lender (i) true and complete copes of any and all documents, government reports and determination or opinion letters for any Plan; and (ii) a current statement of withdrawal liability, if any, for each Multiemployer Plan; and

          (e) Furnish to Lender, promptly upon the request of the Lender therefor, such additional information concerning any Plan that relates to the ability to make any payments hereunder, as may be reasonably requested.

     8.06. Books and Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

     8.07. Notifications to Lender. Notify Lender by telephone within one (1) Business Day (with each such notice to be confirmed in writing within two (2) Business Days following such telephone notice):
(a) upon Borrower's learning thereof, of any litigation affecting Borrower or any or its Subsidiaries claiming damages of $5,000,000 or more, individually, or when aggregated with other litigation pending against Borrower or any of its Subsidiaries, if not covered by insurance, and of the threat or institution of any suit or administrative proceeding against Borrower or any of its Subsidiaries which may have a Material Adverse Effect on Borrower or any of its Subsidiaries, or Lender's Lien in the Collateral, and establish such reasonable reserves with respect thereto as Lender may request; (b) upon learning thereof, of any Possible Default or Event of Default hereunder; (c) upon occurrence thereof, of any change to the operations, financial condition or business or Borrower or any of its Subsidiaries which would have a Material Adverse Effect; (d) upon the occurrence thereof, of any amendment or modification of the Working Capital Credit Agreement and/or the Creditanstalt Agreement; and (e) upon the occurrence thereof, of Borrower's or any Subsidiary's default under (i) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to any indebtedness of Borrower or any of its Subsidiaries or (ii) any other instrument, document or agreement material to the operations or condition, financial or otherwise, of Borrower or any of its Subsidiaries to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their respective property is bound.

     8.08.     Insurance.

          (a) Keep all the Collateral, whether now owned or hereafter acquired, insured by insurance companies (i) reasonably acceptable to Lender or having an A or better rating according to Best's Insurance Reports; Property-Casualty and
     (ii) licensed to do business in the State of Texas, against loss or damage by fire or other risk usually insured against under extended coverage endorsements and theft, burglary, and pilferage, together with such other hazards that Lender may from time to time reasonably request, in amounts reasonably satisfactory to Lender and naming Lender as loss payee thereon pursuant to a lender's loss payee clause satisfactory to Lender;

          (b)  Keep all of its property other than the
     Collateral, whether now owned or hereafter acquired, insured by insurance companies (i) reasonably acceptable to Lender or having an A or better rating according to Best's Insurance Reports; Property-Casualty and (ii) licensed to do business in the State of Texas and in all jurisdictions in which such Borrower does business against such risks and in such amounts as are customarily maintained by others in similar businesses, provided, however, that Borrower may self insure with respect to any such casualties, risks or losses with respect to property other than the Collateral if borrower can reasonably satisfy Lender that Borrower is able to self insure for same;

          (c) Maintain at all times liability insurance coverage against such risks and in such amounts as are customarily maintained by others in similar businesses, such insurance to be carried by insurance companies (i) reasonably acceptable to Lender or having an A or better rating according to Best's Insurance Reports; Property-Casualty and (ii) licensed to do business in the state of Texas and in all jurisdictions in which such Borrower does business, provided, however, that Borrower may self insure against any such liability risks if Borrower is able to reasonably satisfy Lender that it is capable of self insuring against such risks; and

          (d) Deliver certificates of insurance for such policy or policies to Lender containing endorsements, in form satisfactory to Lender, providing that the insurance shall not be cancelable, except upon thirty (30) days' prior written notice to Lender.

     8.09. Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

     8.10. Equipment. Keep and maintain the Equipment in good operating condition, reasonable wear and tear excepted; repair and make all necessary replacements thereof so that the operating efficiency thereof shall at all times be maintained and preserved; and shall not permit any item of Equipment to become a fixture to real estate or accession to other personal property unless Lender has a first priority Lien on or in such real estate or other personal property. Borrower shall, upon Lender's reasonable written demand, and within ten (10) days of such demand, made in compliance with the terms of this Agreement, deliver to Lender, any and all evidence of ownership of any of the Equipment.

     8.11. Preservation of Collateral. Keep and maintain the Collateral in good operating condition, reasonable wear and tear excepted; and repair and make all necessary replacements thereof so that the operating efficiency thereof shall at all times be maintained and preserved.

     8.12. Repayment. Repay the Obligations to Lender as and when same becomes or is declared due pursuant to the terms of this Agreement.

     8.13. Conduct of Business. Keep all property (real or personal) free from contamination by any Hazardous Substance that could subject the property to remedial obligations under any Environmental Laws or otherwise violate such laws.

     8.14. Examination. Allow such examinations and audits as may reasonably be required by Lender. Borrower shall permit Lender (and any Participant accompanied by a representative of Lender) to make, from time-to-time, examinations and audits of Borrower's records, books, and accounts and inspect, examine or conduct such reviews as Lender may reasonably wish to make. All examination, audits or reviews shall be conducted during Borrower's regular business hours.

     8.15. Good Title to Collateral. Maintain and preserve good title to all Collateral, subject only to the Permitted Liens.

     8.16. Take Actions to Create Security Interests and Liens. Take, or cause to be taken, all actions reasonably required by Lender in order to create, perfect, and continue Liens in the Collateral including, but not limited to, executing, delivering and filing any financial statement, security agreement, pledge or other documents as may be reasonably requested by Lender. Borrower shall do all such additional and further acts, give such assurances, and execute such statements as Lender may request to vest in Lender its rights under this Agreement, the Note, and all Loan Documents.

     8.17. Compliance with Loan Documents. Promptly comply with any and all covenants of the Loan Documents.

     8.18. Authorizations and Approvals. Promptly obtain, from time-to-time, at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the Loan Documents.


ARTICLE IX.  EVENTS OF DEFAULT

     The occurrence of any one or more of the following events will constitute an Event of Default under this Agreement:

     9.01. Failure to Pay. Borrower shall fail to repay the Obligations or any portion thereof as and when due or declared due pursuant to the terms of this Agreement.

     9.02.     Failure to Perform Under Financial Covenants.
Borrower and Guarantor has (a) breached or failed to perform any financial covenant contained in Article VII hereof, and (b) has failed or refused to cure such breach or failure of performance on or before the earlier to occur of (i) the expiration of thirty (30) calendar days from the date written notice of such breach or failure is given to Borrower, or (ii) the date Borrower knew or should have known of such default.

     9.03. Failure to Perform Other Obligations. Borrower and Guarantor or any Subsidiary shall default in the performance of any of the covenants or agreements of Borrower or any Subsidiary contained herein, or in any of the other Loan Documents, other than any failure to perform under any of the financial covenants contained in Article VII hereof.

     9.04. Misrepresentations. Borrower and Guarantor shall make any representations or warranties in any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

     9.05. Other Debts. Borrower, Guarantor, or any Subsidiary shall default in the payment when due of any Indebtedness under any guaranty,note, indenture or other agreement relating to or evidencing Indebtedness having a principal balance of $1,000,000.00 or more, including, but not limited to, the Subordinated Notes, any Indebtedness under the Working Capital Credit Agreement and any Indebtedness under the Creditanstalt Agreement; or any event specified in any guaranty, note, indenture or other agreement relating to or evidencing any such Indebtedness shall occur and continue for more than the period of grace, if any, specified therein; or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof; or any such Indebtedness shall become due by its terms and shall not be promptly paid or extended.

     9.06. Tax Lien. A notice of Lien, levy or assessment is filed of record with respect to all or any of Borrower's or any Subsidiary's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, which in the opinion of Lender adversely affects the priority of the Liens granted to Lender.

     9.07.     ERISA.  The occurrence of any of the following events:
(a) the happening of a Reportable Event with respect to any Plan which Reportable Event could result in a material liability for Borrower, any of its Subsidiaries or an ERISA Affiliate or which otherwise could have a Material Adverse Effect on the financial condition, assets, business, operations, liabilities or property of Borrower, any of its Subsidiaries or such ERISA Affiliate; (b) the disqualification or involuntary termination of a Plan for any reason which could result in a material liability for Borrower, any of its Subsidiaries or an ERISA Affiliate or which otherwise could have a Material Adverse Effect on the financial condition, assets, business, operations, liabilities or property of Borrower, any of its Subsidiaries or such ERISA Affiliate;
(c) the voluntary termination of any Plan while such Plan has a funding deficiency (as determined under Section 412 of the Internal Revenue Code) which could result in a material liability for Borrower, any of its Subsidiaries or an ERISA Affiliate or which otherwise could have a Material Adverse Effect on the financial condition, assets, business, operations, liabilities or property of Borrower, any of its Subsidiaries or such ERISA Affiliate; (d) the appointment of a trustee by an appropriate United States district court to administer any such Plan; (e) the institution of any proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan; (f) the failure of Borrower to notify Lender promptly upon receipt by Borrower or any of its Subsidiaries of any notice of the institution of any proceeding or other actions which may result in the termination of any such Plan.

     9.08. Voluntary Bankruptcy. Borrower, Guarantor, or any Subsidiary shall: (a) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (b) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (c) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of Borrower, Guarantor, or any Subsidiary or for all or a substantial part of its property; (d) make a general assignment for the benefit of creditors; or (e) be unable or shall fail to pay its debts generally as such debts become due, admit in writing its inability or failure to pay its debts generally as such debts become due, or otherwise become insolvent.

     9.09. Involuntary Bankruptcy. There shall have been filed against Borrower, Guarantor, or any Subsidiary an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing; Borrower, Guarantor, or any Subsidiary shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower, Guarantor, or any Subsidiary or for all or a substantial part of its property; or Borrower, Guarantor, or any Subsidiary shall suffer or permit the issuance of a writ of attachment, execution or similar process against all or any substantial part of the property of Borrower, Guarantor, or any Subsidiary.

     9.10. Suspension of Business. The suspension of the transaction of the usual business of the Borrower or of the usual business of any of its Subsidiaries or the involuntary dissolution of the Borrower or the involuntary dissolution of any of its Subsidiaries.

     9.11. Judgments. Any judgment, decree or order for the payment of money which, when aggregated with all other judgments, decrees or orders for the payment of money pending against Borrower or any of its Subsidiaries or Guarantor, exceeds the sum of $2,000,000.00, shall be rendered against Borrower, Guarantor, or any Subsidiary and remain unsatisfied and in effect for a period of sixty
(60) consecutive days without being vacated, discharged, satisfied, stayed or bonded pending appeal.

     9.12. Change in Control. There occurs a "Change in Control" as such term is defined on the date hereof in the Subordinated Notes Indenture.

     9.13. Failure to Comply with Environmental Laws. Failure of Borrower in good faith to substantially comply with the Environmental Laws lawfully applicable to Borrower, or to correct, or take action reasonably satisfactory to Lender to correct any material deficiency or weakness identified in any audit, and such failure shall continue for a period of thirty calendar days after there shall have been given to Borrower by Lender a notice specifying such failure and requiring it to be remedied.


ARTICLE X.  REMEDIES UPON DEFAULT

     Upon the occurrence of any Event of Default, Lender may at its option, exercise any one or more of the following remedies, in addition to all other rights and remedies provided by law, or otherwise provided by this Agreement, or any other Loan Document, all of which rights and remedies shall be cumulative and not exclusive:

     10.01. Notice and Request for Cure. In cases where notice and an opportunity to cure are not otherwise required under Article IX of this Agreement, Lender may provide Borrower with written notice of the existence of the Event of Default with a request for Borrower to cure, or take action sufficient to cure the Event of Default within a specified time period. Except as may be otherwise provided in Article IX, notice and opportunity to cure shall not be required to establish the existence of an Event of Default or the right of Lender to exercise any of the remedies contemplated by this Article X. Except as provided in Section 9.02 hereof, Borrower specifically waives any notice of presentment, notice of intent to accelerate, notice of default or Possible Default, demand, notice of acceleration, and notice of protest.

     10.02. Default Interest Rate. To the extent authorized by interest rate policies established by Lender, Lender may charge Borrower an increased rate of interest until any portion of the Obligations which is past due is paid or otherwise brought current, which interest may be applied to the entire Obligations and which shall not exceed the Default Rate. Borrower and Guarantor waive any prior notice of the applicability of the Default Rate.

     10.03. Reports/Reviews/ Examinations. Lender may require Borrower and/or Guarantor to submit such additional reports or other information as Lender reasonably determines necessary and/or increase the frequency or broaden the scope of any Lender review or examination under Sections 3.04 and/or 8.14 hereof.

     10.04. Action Plan. Lender may require Borrower to submit to Lender a plan for corrective action reasonably acceptable to Lender.

     10.05. Supplemental Loan Agreement. Lender may, as a condition to its waiver of an Event of Default, require Borrower to enter into a new Supplemental Loan Agreement or to amend any existing Supplemental Loan Agreement containing such terms and conditions as Lender deems necessary or appropriate.

     10.06. Payment of Proceeds. Lender may require Borrower to pay to Lender immediately upon Borrower's receipt thereof, all proceeds, payments, and income from all Collateral.

     10.07. Offset. Lender may set off against and apply toward the payment of the Obligations all deposit balances or other property of Borrower and/or Guarantor held by Lender, if any, or other amounts owing by Lender to Borrower and/or Guarantor.

     10.08. Termination and Acceleration of Loan. Lender may, at its sole option, (a) suspend or terminate any obligation to Advance funds under the Line of Credit, and/or (b) accelerate the maturity of all principal outstanding on the Obligations and accrued interest thereon, and make demand for immediate payment thereof, without the necessity of prior recourse to any Collateral.

     10.09. Take Possession of Equipment. Lender may (a) enter upon any place or places where the Equipment is located and kept, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim and without any obligation to pay rent to Borrower, and remove the Equipment therefrom to the premises of Lender or any agent of Lender for such time as Lender may desire, in order to effectively collect or liquidate the Equipment and/or (b) require Borrower to assemble the Equipment and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both Borrower and Lender.

     10.10. Resort to Collateral. Lender may resort to and realize upon all or part of the Collateral in such order and manner as Lender may elect in order to satisfy all or any part of the Obligations outstanding, either in its own name or in the name of Borrower as Borrower's attorney-in-fact, and Borrower hereby appoints Lender as its attorney-in-fact, with full power of substitution, to take any action in Borrower's name or on its behalf, as Lender may reasonably deem necessary or appropriate to resort to or realize upon the Collateral in accordance with this Agreement. Except where prohibited by law, such actions shall include, but not be limited to, actions (a) to sell Collateral at public or private sale, or otherwise dispose of Collateral, (b) to service, modify, renew, or preserve the same, and (c) to receive proceeds of Collateral and to apply such proceeds to the Obligations in such manner as Lender may elect. If Lender chooses to realize upon Collateral, Borrower and Guarantor shall remain liable for any deficiency remaining after application of proceeds to the Obligations. Lender shall have the right to purchase at any sale of Collateral.

     10.11. Proceed Against Borrower and/or Guarantor. Lender may, without the necessity of prior recourse to any Collateral, proceed directly against Borrower and/or Guarantor to collect the Obligations and enforce this Agreement.

     10.12.    Appointment of Trustee, Conservator, or Receiver.
Lender may request the appointment of a trustee, conservator, receiver or liquidator in accordance with applicable law.

     10.13. Remedies Under Deed of Trust. Lender may sell or otherwise dispose of all or any of the Land or Equipment, in a manner provided for in the Deed of Trust and exercise all other rights and remedies available to Lender under the Deed of Trust.

     10.14. Notice. Any notice required to be given by Lender of the sale, lease, other disposition of the Collateral or any other intended action by Lender, may be given ten (10) days prior to such proposed action and shall constitute commercially reasonable and fair notice thereof to Borrower and/or Guarantor.


ARTICLE XI.  FEES, CHARGES, AND EXPENSES

     11.01. Obligation to Pay. Borrower and Guarantor agree to pay the reasonable expenses incurred by Lender in connection with the following:

          (a) Any attempt to enforce or protect any rights of Lender against Borrower and/or Guarantor under the terms of this Agreement following an Event of Default or any attempt to defend against any claims or counterclaims by or on behalf of Borrower and/or Guarantor in any litigation arising out of this Agreement, to the extent that Lender is successful, on the merits or otherwise; and/or

          (b) The inspection, verification, protection, preservation, collection, sale, administration, liquidation, or other disposition of Collateral following an Event of Default; and/or

          (c) The perfection of any security interest in Collateral granted by Borrower to Lender under this Agreement, or any Loan Document.

     11.02. Expenses Included. As used in this Article, the term "reasonable expenses" shall include, without limitation, reasonable fees, charges and expenses for in-house and outside attorneys and accountants, in-house and outside inspections and appraisals of Collateral (including environmental audits and appraisals), fees for in-house or outside title and lien verification, costs of sale including advertising, repair, and amelioration or abatement of environmental hazards, recording fees, and court costs.

     11.03.    When Payable.  Borrower shall be obligated to pay
Lender's reasonable expenses upon demand and this obligation shall be part of the Obligations.


ARTICLE XII.  MISCELLANEOUS

     12.01. Waivers. The failure of Lender at any time to require strict compliance with any provision of this Agreement shall not affect Lender's continuing right thereafter to require compliance.
Any suspension or waiver by Lender of an Event of Default shall not affect any other Event of Default and Lender's remedies with respect thereto, regardless of when said Event of Default occurs and the nature of said Event of Default. Any waiver, suspension, or consent by Lender with respect to Borrower's compliance with this Agreement must be in writing signed by Lender and shall be limited to the extent set forth therein.

     12.02. Amendments. Neither this Agreement nor any of the Loan Documents may be amended except in writing, signed by all parties to this Agreement.

     12.03. Assignment. This Agreement shall bind and inure to the benefit of Borrower, Guarantor and Lender, and their respective Affiliates, successors, permitted assigns, heirs and legal representatives. Borrower shall not assign, in whole or in part, this Agreement or any of the rights, duties, or obligations of Borrower under this Agreement. Any such assignment or attempted assignment shall be void and of no effect with respect to Lender.

     12.04. Execute Other Documents. Borrower hereby agrees to execute such other agreements, documents or instruments as reasonably requested by Lender in connection with this Agreement and to take such actions as Lender may reasonably deem necessary to carry out the purposes hereof.

     12.05. Notices. All notices and other communications required or permitted to be given hereunder shall be given in writing and shall be personally delivered or sent by registered or certified United States mail return receipt requested, postage prepaid, addressed as follows (or to such other address as to which any party to this Agreement shall have given the other parties hereto written notice):

          If to Lender:
               Stephen R. Ogletree, President
               Agricultural Production Credit Association
               P.O. Box 120010
               Tyler, TX 75712

          If to Borrower:

               Pilgrim's Pride Corporation
               Attn: Cliff Butler, Vice-Chairman of
               the Board and Chief Financial Officer
               P.O. Box 93
               Pittsburg, TX 75686

          If to Guarantor:

               Lonnie "Bo" Pilgrim and
               Patty Redding Pilgrim
               P.O. Box 93
               Pittsburg, TX 75686

All notices hereunder shall be deemed given when actually delivered in person or three (3) Business Days after having been deposited in the United States mail, in accordance with the foregoing, as applicable.

     12.06. Severability. If any part of this Agreement shall be adjudged invalid or unenforceable, whether in general or in any particular circumstance, then such partial invalidity or unenforce-ability shall not cause the remainder of this Agreement to be or to become invalid or unenforceable, and if a provision hereof is held invalid or unenforceable in one or more of its applications said provision shall remain in effect in all valid applications that are severable from the invalid or unenforceable application(s). This Agreement shall be interpreted so as to give effect and validity to all of the provisions of this Agreement to the fullest extent permitted by law.

     12.07. Governing Law and Venue. Except to the extent that federal law is applicable, this Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by and construed in accordance with the laws of the State of Texas. Issues with respect to perfection and foreclosure of liens in Collateral shall be determined in accordance with the laws of the state where the Collateral is located as of the Closing Date. Venue for any action between Lender, Borrower and/or Guarantor shall be in Smith County, Texas.

     12.08. Section Headings. The section headings of this Agreement are inserted herein solely for convenience of reference and do not constitute a part of this Agreement and shall not affect the construction or interpretation of the provisions hereof.

     12.09. Entire Agreement. This Agreement, the Note, and the Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior written and oral agreements pertaining hereto.

     12.10. Construction. In the event of any inconsistency in the terms of the Note, or any of the Loan Documents, and this Agreement, the terms of this Agreement shall control. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, Guarantor, Lender and their respective agents have participated in the preparation hereof.

     12.11. Remittance. Any remittance in payment of any Obligations or liability of Borrower to Lender made by check, draft, or other instrument calling for payment of money shall be received by Lender subject to final payment in cash or solvent credits. Any and every other bank or agency to or through which such a check, draft or other instrument may be forwarded by Lender to obtain such final payment, shall be deemed to be the agent of Borrower which hereby assumes all risks of insolvency, negligence, or default for any reason of any bank or other agency to or through which the check, draft, or other instrument may be forwarded by Lender and any loss arising therefrom shall be borne by Borrower. Borrower assumes the risk and expense of insurance on all valuables it sends to Lender.

     12.12. Regulatory Change. Lender's performance under any provision of this Agreement shall be excused for the periods of time during which such performance is prevented due to any Regulatory
Change.

     12.13. Time of the Essence. Time shall be of the essence in the performance of all of Borrower's obligations under this Agreement, the Note, the Loan Documents and any related documents as applicable.

     12.14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same Agreement.

     12.15. Attorney-in-Fact. Borrower hereby appoints as its attorney-in-fact the president, any vice president, the treasurer, any assistant vice president or any assistant treasurer of Lender to endorse in the name of and in behalf of Borrower any instrument, check, draft or commercial paper that may be delivered to Lender by Borrower. This power of attorney shall not be revoked as long as there exists any Obligations owed by Borrower to Lender.

     12.16. Intellectual Property License. Lender is hereby granted a non-exclusive, assignable license or other right to use, without charge, Borrower's copyrights, patents, patent applications, designs, rights of use, or any property of a similar nature, whether owned by Borrower or with respect to which Borrower has rights under license, sublicense or other agreements (collectively, the "Intellectual Property Rights"), to the extent such Intellectual Property Rights are necessary for the proper operation of, or are used by Borrower in the operation of, the Collateral. Such license (a) may only be used in connection with the operation of the Collateral, (b) shall terminate upon the payment in full of the Obligations, and (c) shall become perpetual (and shall survive the termination of this Agreement) upon the transfer of any of the Collateral in foreclosure of Lender's Liens in such Collateral, whether such foreclosure is by right of private sale, judicial sale, deed in lieu, retention in satisfaction of the Obligations or otherwise. Borrower agrees, at the request of Lender, to take any and all action sand to execute, deliver and/or record any and all instruments, documents, licenses or agreements, as may be necessary or appropriate to confirm the foregoing license and/or evidence such license in any public record.

     12.17.    Participations.

          (a) Lender may, in the ordinary course of its lending business and in accordance with the Act, at any time sell to one or more Participant participating interests in the Note. Borrower agrees that each Participant shall be entitled to the indemnity benefits of Sections 2.12 and 12.19 with respect to its participation; provided that no Participant shall be entitled to receive any greater amount pursuant to such Section than Lender would have been entitled to receive if no such transfer to the Participant occurred;

          (b) The sale of a participating interest in the Note to a Participant shall operate as an assumption by the Participant of the duty and obligation to fund a corresponding percentage of the Commitment, thus releasing Lender and all other Participants from any duty, liability or obligation to fund said percentage of the Commitment;

          (c) Lender may disclose to any Participant and any prospective Participant any and all financial information in Lender's possession concerning Borrower, Guarantor and/or the Collateral;

          (d) In the event Lender distributes all or any portion of its net earnings to its Borrowers at any time during the term of this Loan under a patronage refund program, any such distribution to Borrower shall be calculated only on that portion of the Note retained by Lender and which is not made the subject of any participation.

     12.18. Expense Reimbursement. Borrower agrees to reimburse Lender for all of the Lender's expenses incurred in connection with the development, preparation, execution, delivery, modification, regular review and administration of this Agreement, the Note and the Loan Documents, including audit costs, appraisal costs, the cost of searches, filings and filing fees, taxes and fees and disbursements of Lender's attorneys, excluding any and all costs incurred by any Participant in connection with Section 12.17.

     12.19. Indemnity. In addition to any other indemnity provided for herein, or in the other Loan Documents, Borrower and Guarantor hereby, jointly and severally, indemnify Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person (other than Borrower or Guarantor) with respect to
(a) any aspect of, (b) any act of negligence related to, (c) any strict liability related to, (d) any transaction contemplated by or referred to in, and/or (e) any matter related to, this Agreement or the other Loan Documents, or the other transactions contemplated hereby, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of Lender. Borrower's and Guarantor's obligations under this Section shall survive the termination of this Agreement and the repayment of the Note, and shall be triggered immediately when a third-party claim is asserted and shall apply regardless of whether any judicial determination of liability is made.

     12.20. Termination Statements. Borrower acknowledges and agrees that it is Borrower's intent that all financing statements filed hereunder shall remain in full force and effect until this Agreement shall have been terminated in accordance with the provisions hereof, even if, at any time or times prior to such termination, no Obligations shall be outstanding hereunder. Accordingly, Borrower waives any right which it may have under Section 9.404 of the Texas Business and Commerce Code to demand the filing of termination statements with respect to the Collateral, and agrees that the Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. Upon such termination and payment in full, Lender shall execute appropriate termination statements and deliver the same to Borrower.

     12.21. Non-liability of Lender. The relationship between Borrower and Lender is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or Guarantor to review, inspect, supervise, pass judgment upon, or inform Borrower or Guarantor of any matter in connection with any phase of Borrower's business, operations or condition, financial or otherwise. Borrower and Guarantor shall rely entirely upon their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by Lender in connection with any such matters is for the protection of Lender, and neither Borrower nor Guarantor nor any third party is entitled to rely thereof.

     12.22. Article 5069-15.01, et seq. Borrower and Lender hereby agree that the provisions of Article 5069-15-01 et seq. of the Revised Civil Statutes of Texas, as amended (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement, the Note or the other Loan Documents.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the 27th day of March, 1995.

LENDER:

AGRICULTURAL PRODUCTION
CREDIT ASSOCIATION

Name:  Stephen R. Ogletree
Title: President

BORROWER:

PILGRIM'S PRIDE CORPORATION

Name:  Lonnie "Bo" Pilgrim
Title: Chief Executive Officer

Name:   Cliff Butler
Title:  Chief Financial Officer

GUARANTORS:


Lonnie "Bo" Pilgrim


Patty Redding Pilgrim